UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
SCHEDULE 14A INFORMATION
______________________________________
PROXY STATEMENT PURSUANT TO
SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
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FLUIDIGM CORPORATION
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FLUIDIGM CORPORATION
SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2021

May 11, 2021

Explanatory Note

We are providing stockholders with this supplemental proxy disclosure in order to respond to stockholder inquiries relating to our adoption of a forum selection provision in our Amended and Restated Bylaws on April 24, 2021. As discussed further below, our board of directors adopted these provisions because it believes they are in the best interests of Fluidigm and all stockholders. In addition, we structured the forum selection provision in a manner that complied with governance practices established by the policy of a leading proxy advisory firm.

Amendment to Bylaws

Our amended bylaws now establish the state courts of Delaware, our state of incorporation, as an exclusive jurisdiction for adjudicating certain limited categories of claims arising under Delaware law. We chose to incorporate in Delaware as a public company because, among other reasons, we believed that no other jurisdiction offers a better developed body of corporate law to clearly establish the rights of stockholders and to inform our board’s decision-making. Not surprisingly, more than 66% of the Fortune 500 companies are incorporated in Delaware. Through its Court of Chancery, Delaware has established a court comprised of trial judges (consisting of the Chancellor of the Court of Chancery and additional Vice Chancellors) with an established domain expertise in Delaware corporate matters. The decisions of the Court of Chancery along with those of the Delaware Supreme Court necessarily serve as a legal basis for a judge in any court asked to adjudicate a matter involving Delaware corporate law. We believe that requiring litigation of relevant matters before nationally cited judges who are expert in Delaware law and in a court known for its efficiency in dispute resolution serves the interests of both the corporation and all stockholders generally without prejudicing the rights of any specific claimant. We also believe that it is in the best interests of all stockholders to avoid costly multi-forum litigation by providing that the relevant litigation will only be brought in this one logical forum (Delaware). In fact, a leading proxy advisory firm’s policy notes its general willingness, absent other governance concerns, to recommend in favor of stockholder proposals that Delaware state courts serve as an exclusive jurisdiction for corporate law matters. As more specifically described in our amended bylaws and our Current Report on Form 8-K filed on April 29, 2021, our Delaware exclusive forum provision applies only to derivative actions brought on behalf of Fluidigm; claims asserting breaches of fiduciary duty by our directors, stockholders, officers, or employees; actions arising under the Delaware General Corporation Law or our charter documents; and actions asserting claims governed by the internal affairs doctrine, a legal principle that the relationships among the corporation, board of directors, stockholders, and corporate officers are governed by the statutes and case law of the state in which a corporation is incorporated.

Our amended bylaws further provide that solely with respect to complaints asserting a cause of action under the Securities Act of 1933, as amended, the federal district courts of the United States shall serve as the sole and exclusive forum for resolution of that complaint, absent Fluidigm’s consent to an alternative forum. Consistent with the guidelines of a leading proxy advisor, which generally recommends, absent other governance considerations, voting in favor of stockholder proposals providing a federal forum selection provision, our bylaws do not require that these claims be brought in any specific federal court. Similar to our views with respect to the Delaware forum selection clause described above, we believe this provision promotes more efficient resolution of the subject complaints and, particularly given that complaints may be filed in any federal district court, does not materially impair the ability of any person to bring claims.